FOR IMMEDIATE RELEASE

UNITED INSURANCE HOLDINGS CORP. ANNOUNCES CONFERENCE CALL
TO DISCUSS ACQUISITION OF INTERBORO INSURANCE COMPANY

St. Petersburg, FL – October 1, 2015: United Insurance Holdings Corp. (NASDAQ: UIHC) (UPC Insurance or the Company), a property and casualty insurance holding company, announced today that the Company will be conducting a conference call on Friday, October 2nd, 2015 at 10:00 a.m. ET to discuss its previously announced Stock Purchase Agreement to acquire Interboro Insurance Company. The Company will discuss details pertaining to the transaction and provide participants with a business update. UPC Insurance invites interested parties to participate in the conference call.

Conference Call Details
Friday, October 2, 2015 - 10:00 a.m. ET
Participant Dial-In Numbers:
(United States): 877-407-8829
(International):     201-493-6724

Webcast
To listen to the live webcast, please go to http://investors.upcinsurance.com and click on the conference call link at the top of the page, or go to: http://upcinsurance.equisolvewebcast.com/interboro. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About UPC Insurance
Founded in 1999, UPC Insurance is an insurance holding company that sources, writes and services residential property and casualty insurance policies using a network of independent agents and a group of wholly owned insurance subsidiaries. UPC Insurance writes and services property and casualty insurance in Florida, Georgia, Louisiana, Massachusetts, New Jersey, North Carolina, Rhode Island, South Carolina and Texas, and is licensed to write in Alabama, Connecticut, Delaware, Hawaii, Maryland, Mississippi, New Hampshire, New York and Virginia. From its headquarters in St. Petersburg, Florida, UPC Insurance's team of dedicated professionals manages a completely integrated insurance company, including sales, underwriting, customer service and claims.

CONTACT:	OR	INVESTOR RELATIONS:
United Insurance Holdings Corp.		The Equity Group
John Rohloff		Adam Prior
Director of Financial Reporting		Senior Vice-President
(727) 895-7737 / jrohloff@upcinsurance.com		(212) 836-9606 / aprior@equityny.com

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